EXHIBIT 99

                                FORM 11-K
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


          FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
            AND SIMILAR PLANS PURSUANT TO SECTION 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


(Mark One)

[ X ]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
AND EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1993

                                    OR

[   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from ______________ to ________________
Commission file number _______________________

A. Full title of the plan and address of the plan, if different from that of the issuer named below:

         AMERICAN MAIZE-PRODUCTS COMPANY CAPITAL ACCUMULATION PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                      AMERICAN MAIZE-PRODUCTS COMPANY
                             250 Harbor Drive
                               PO Box 10128
                        Stamford, Connecticut 06904

                                SIGNATURES

      The Plan.  Pursuant to the requirements of the Securities Exchange
Act of 1934, the trustees (or other persons) who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN MAIZE-PRODUCTS COMPANY
                                  CAPITAL ACCUMULATION PLAN

                                   Charles B. Cook, Jr.
                                  _________________________

Date:  June 29, 1994

                        AMERICAN MAIZE-PRODUCTS COMPANY
                           CAPITAL ACCUMULATION PLAN
                                    _______












                             Financial Statements

                     as of December 31, 1993 and 1992 and
             for the years ended December 31, 1993, 1992 and 1991
                                    _______

                        AMERICAN MAIZE-PRODUCTS COMPANY
                           CAPITAL ACCUMULATION PLAN

                  INDEX to FINANCIAL STATEMENTS and SCHEDULES
                                    _______



                                                                    Pages

Report of Independent Accountants                                 F-2 - F-3


Financial Statements:
  Statements of Net Assets Available for Plan
    Benefits as of December 31, 1993 and 1992                        F-4

  Statements of Changes in Net Assets Available
    for Plan Benefits for the years ended
    December 31, 1993, 1992 and 1991                                 F-5

  Notes to Financial Statements                                   F-6 - F-13


Supplemental Schedules:
  "Item 27(a) - Schedule of Assets Held for
    Investment Purposes" as of December 31, 1993                     F-14

  "Item 27(d) - Schedule of Reportable
    Transactions" - Transactions or Series
    of Transactions in Excess of 5% of the
    Current Value of Plan Assets for the
    year ended December 31, 1993                                     F-15

                       REPORT of INDEPENDENT ACCOUNTANTS
                                    _______



To the Pension Committee of
  American Maize-Products Company:


           We have audited the accompanying financial statements of the AMERICAN MAIZE-PRODUCTS COMPANY CAPITAL ACCUMULATION PLAN (the "Plan") as listed in the index on page F-1. These financial state-ments are the responsibility of the Plan's management. Our respon-sibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992 and the changes in net assets available for plan benefits for the years ended December 31, 1993, 1992 and 1991, in conformity with generally accepted accounting principles.

           As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for benefits payable to participants in 1993.

           Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supple-mental schedules of the Plan as listed in the index on page F-1, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supple-mentary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retire-ment Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                        Coopers & Lybrand



Stamford, Connecticut
April 15, 1994.

                          AMERICAN MAIZE-PRODUCTS COMPANY
                             CAPITAL ACCUMULATION PLAN

               STATEMENTS of NET ASSETS AVAILABLE for PLAN BENEFITS

                         as of December 31, 1993 and 1992
                                      _______

               ASSETS:                                     1993            1992

Investments:
  American Maize-Products Company
    Class A common stock                               $ 4,791,675     $ 4,694,581
  Mutual funds                                          11,970,945       8,344,217
  Merrill Lynch Retirement Preservation
    Trust                                                7,568,203       6,527,433
  Merrill Lynch CMA Money Fund                              57,249           6,356
  Cash                                                      -               55,085

                                                        24,388,072      19,627,672

Receivables:
  Employee contributions                                   464,782         211,337
  Employer contributions                                   245,827         257,656
  Employee loans                                         2,322,932       1,579,895
  Due from American Fructose Corporation
    Capital Accumulation Plan (Note 1)                      -              512,594

                                                         3,033,541       2,561,482

          Total assets                                  27,421,613      22,189,154

            LIABILITIES:


Distributions payable to participants (Note 2)              -              219,737

          Total liabilities                                 -              219,737

Net assets available for plan benefits                 $27,421,613     $21,969,417

                      The accompanying notes are an integral
                         part of the financial statements.

                          AMERICAN MAIZE-PRODUCTS COMPANY
                             CAPITAL ACCUMULATION PLAN

                        STATEMENTS of CHANGES in NET ASSETS
                            AVAILABLE for PLAN BENEFITS

               for the years ended December 31, 1993, 1992 and 1991
                                      _______

                                                 1993         1992         1991

Additions to net assets attributed to:
  Investment income:
    Dividends                                $ 1,312,330  $   519,612  $   478,000
    Interest                                     145,946      515,696      460,998
    Net appreciation (depreciation) in
      fair value of investments (Note 2)        (295,486)     504,971    1,379,671

          Net investment income                1,162,790    1,540,279    2,318,669

  Contributions:
    Employee                                   2,689,923    2,369,787    2,136,498
    Employer:
      Cash                                       986,007      873,871      805,699
      American Maize-Products Company
        Class A common stock                     467,054      409,939      378,258
    Rollover contributions                        56,153      114,608        2,687
  Other receipts (Note 1)                         -            -           311,153
  Transfer of employee loans from
    American Fructose Corporation
    Capital Accumulation Plan                    332,426       -            -
  Transfer of investments from American
    Fructose Corporation Capital
    Accumulation Plan                          1,783,903       -            -

                                               6,315,466    3,768,205    3,634,295

          Net additions                        7,478,256    5,308,484    5,952,964

Deductions from net assets attributed to:
  Distributions to participants                2,245,797      952,838    2,303,596
  Other distributions                             -            -           232,292

          Total deductions                     2,245,797      952,838    2,535,888

          Change in net assets
            during the period                  5,232,459    4,355,646    3,417,076

Net assets available for plan benefits:
  Beginning of year                           21,969,417   17,613,771   14,196,695
  Cumulative effect of change in
    accounting principle (Note 2)                219,737       -            -

  Beginning of year, adjusted                 22,189,154   17,613,771   14,196,695

  End of year                                $27,421,613  $21,969,417  $17,613,771

                      The accompanying notes are an integral
                         part of the financial statements.

                        NOTES to FINANCIAL STATEMENTS


1.  Description of Plan

    The American Maize-Products Company (the "Company" or "AMPCo") Capital Accumulation Plan (the "Plan") enables eligible employees to acquire shares of American Maize-Products Company ("AMPCo") Class A common stock and also provides for voluntary savings and retirement benefits. On February 26, 1993, AMPCo and American Fructose Corporation ("AFC") executed a merger agreement pursuant to which AFC was merged with and into AMPCo.

    Effective June 1, 1993, the trust assets and related liabilities of the AFC Capital Accumulation Plan were merged with and into the Plan. The merger caused the AFC Capital Accumulation Plan to transfer $1,783,903 of investments and $332,426 of participant loans to the Plan.

    Periodically, the AMPCo Capital Accumulation Plan has temporarily funded participant distributions on behalf of the AFC Plan. The receivable for these amounts has been satisfied upon the merger of the AFC Capital Accumulation Plan assets into the Plan.

    The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    On January 1, 1994, certain Plan changes affecting participant investment options, participant eligibility for employer fixed contributions and allocation of employer matching contributions became effective.

    Contributions:

      The Plan is a defined contribution plan. Participating employees may contribute, through payroll deductions, a minimum of 2%, and up to a maximum of 15%, of their eligible salary, as defined, to be invested in one or more of the funds allowable under the Plan provisions. The investment funds are maintained by the Merrill Lynch Trust Company (the "Trustee").

      As of December 31, 1993 and 1992, participants elected to invest in the funds as follows:

                                           Number of Participants
                                              1993        1992
         American Maize-Products
           Company Stock Fund                   559        488
         Diversified Equity Fund                745        621
         Short-Term Investment Fund             906        859

      In September 1989, the Long-Term Investment Fund was discontinued as an investment option. Amounts in this fund reflect contributions made prior to discontinuance.

      The Company is required to make a fixed contribution of one percent of eligible participants' base salaries, as defined, on the participants' behalf to the Plan's AMPCo Stock Fund in the form of American Maize-Products Company Class A common stock. For the year ended December 31, 1993, the Company contributed 26,365 shares of its Class A common stock to the Plan with the average fair market value of share prices ranging from $15.625 to $22.375, as determined on the appro-priate dates of customary Company contributions, to satisfy the Company's fixed contribution.

      The Company, at the discretion of the Board of Directors, may make an additional voluntary contribution out of its current and accumulated earnings and profits. The Company has made discretionary cash contributions of $983,651, $873,871 and $805,699 for the years ended December 31, 1993, 1992 and 1991, respectively.

      During 1991, the Plan received $311,153 from the Trustee to reimburse the Plan for prior year's distributions.

      Forfeitures of participants' interest in non-vested contribu-tions accrue to the Company, and are used to offset future
      Company contributions.

    Participant Accounts:

      Each participant's account is credited with respective con-tributions, an allocation of the Company's contributions and Plan earnings, as defined. Allocations are based on partici-pant salaries or account balances, as defined. The benefit to which a participant is entitled is that which can be provided from the participant account.

    Vesting:

       All employee contributions vest immediately. Employer con-tributions vest as follows:

              Years of Continuous Employment            Vested Percent

         Less than 1 year                                     - %
         More than 1 year but less than 2 years               25
         More than 2 years but less than 3 years              50
         More than 3 years but less than 4 years              75
         Four or more years                                  100

    Transfers:

       Participants may elect (up to a maximum of four times a year) to transfer, among any of the funds, their prior contributions and earnings. However, transfers into the Long-Term Invest-ment Fund are prohibited.

    Distributions Paid:

       Upon termination or retirement, a participant is entitled to receive a lump sum distribution equal to the vested value of the participant's account.

    Loans:

       A participant may borrow a minimum of $1,000 and up to a maximum amount that is dependent upon their accumulated vested account balance, determined in accordance with the following schedule:

         Participants' Vested        Maximum Amount Available
           Account Balance       for a Loan on a Non-taxable Basis

          $2,000 - $100,000                            50%
          Over     $100,000                       $50,000


       Only one loan may be outstanding at a time and it must be repaid within a maximum of 5 years, unless used for the pur-chase of a principal residence, in which case repayment must be made within a maximum of 15 years. Loans shall be made in an order as specified in the plan agreement.

       Each loan shall bear interest on any unpaid balance at a rate per annum to be set periodically by the Pension Committee provided, however, that the rate of interest for such loan shall not exceed the maximum legal rate of interest estab-lished by any statute of the State of Connecticut.

2.  Summary of Significant Accounting Policies

    The following is a summary of significant accounting policies:

    Financial Statement Presentation:

       In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan has changed its method of accounting for distributions such that all amounts elected to be withdrawn and distributed by the Plan are no longer recorded as a liability in the Statement of Net Assets Available for Plan Benefits. The effect of the change was to increase the net assets available for plan benefits as of January 1, 1993 by $219,737. As of December 31, 1993, $385,802 has been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of these funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:

         Net assets available for plan
           benefits as stated in the
           financial statements                          $27,421,613
             Less, Distributions payable                     385,802

         Net assets available for plan
           benefits per Form 5500                        $27,035,811

    Investments:

       American Maize-Products Company Class A common stock is traded on the American Stock Exchange and is valued at fair value determined by the last reported sales price on the last business day of the Plan year. Realized gains and losses from sales are determined on the basis of average cost. Purchases and sales are recorded as of the trade date. Dividend income is recorded on the ex-dividend date.

       The Diversified Equity and Long-Term Investment Funds invest in mutual funds. Mutual funds are valued at fair value determined by the last reported sales price on the last business day of the fiscal year as published by the Wall Street Journal. The Plan receives a proportionate share of the fair value of the holdings of the respective mutual fund. Realized gains and losses from sales are determined on the basis of average cost. Currently, the Diversified Equity Fund invests in the Merrill Lynch Basic Value Fund, and the Long-Term Investment Fund invests in the Merrill Lynch Corp. High Quality Bond Fund.

       The Short-Term Investment Fund currently invests in the Merrill Lynch Retirement Preservation Trust. This trust has investments in GICs with a diversified pool of insurance companies, U.S. Government and U.S. Government agency securi-ties, and money market instruments. The GICs are carried at historical cost plus accrued interest ("contract value"). U.S. Government obligations and money market instruments are valued at amortized cost.

       The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (deprecia-tion) in the fair value of its investments which consists of realized gains or losses incurred during the year and the change in unrealized appreciation (depreciation) on invest-ments.

    Expenses:

       Administrative expenses are currently paid by the Company.

3.  Tax Status

    The Plan obtained its latest determination letter on July 30, 1986, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan Administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

4.  Plan Termination

    The Company intends to continue the Plan indefinitely but reserves the right to discontinue its contributions subject to the penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event such discontinu-ance results in the termination of the Plan, the net assets of the Plan shall be allocated among the participants and benefi-ciaries of the Plan in the order provided for in the Plan and ERISA.

5.  Investments

    The Plan's investments at December 31, 1993 and 1992 were held in trust by the Trustee. The following table presents the fair values of those investments that represent 5% or more of the Plan's net assets at December 31, 1993 and 1992:

                                                       1993                                     1992
                                        Number of                                Number of
                                         Shares/                     Fair          Shares/                   Fair
                                          Units        Cost          Value         Units        Cost         Value

     Investments held:
       American Maize-Products Company
         Class A common stock            306,667    $ 5,701,323    $ 4,791,675     206,355   $ 3,925,284   $ 4,694,581

       Merrill Lynch Basic Value Fund
         Class A                         489,496      9,803,564     11,439,520     382,687     7,320,449     7,783,862

       Merrill Lynch Retirement
         Preservation Trust            7,568,203      7,568,203      7,568,203   6,527,433     6,527,433     6,527,433

                                                    $23,073,090    $23,799,398               $17,773,166   $19,005,876

6.  Investment Funds

    The following summarizes the net assets of each investment fund as of December 31, 1993 and 1992:

                                           American Maize-
                                           Products Company  Diversified     Long-Term        Short-Term
December 31, 1993                             Stock Fund     Equity Fund  Investment Fund  Investment Fund

          ASSETS:

Investments:
  American Maize-Products Company
    Class A common stock                       $4,791,675     $    -          $   -          $    -
  Merrill Lynch Retirement
    Preservation Trust                              -              -              -           7,568,203
  Merrill Lynch CMA Money Fund                      -              -              -              57,249
  Mutual funds                                      -          11,439,520      531,425            -
  Cash                                              -              -              -               -
                                                4,791,675      11,439,520      531,425        7,625,452
Receivables:
  Employee contributions                           89,027         170,162         -             205,593
  Employer contributions                          158,416          87,411         -               -
  Employee loans                                  396,500         710,161      187,541        1,028,730
  Due from (to) other investment funds           (170,849)        335,913         -            (165,064)
                                                  473,094       1,303,647      187,541        1,069,259
          Total assets                          5,264,769      12,743,167      718,966        8,694,711
Net assets available for plan benefits         $5,264,769     $12,743,167     $718,966       $8,694,711

December 31, 1992

          ASSETS:

Investments:
  American Maize-Products Company
    Class A common stock                       $4,694,581      $    -         $   -          $    -
  Merrill Lynch Retirement
    Preservation Trust                              -               -             -           6,527,433
  Merrill Lynch CMA Money Fund                      3,712           -             -               2,644
  Mutual funds                                      -           7,783,862      560,355            -
  Cash                                             13,778           -             -              41,307
                                                4,712,071       7,783,862      560,355        6,571,384
Receivables:
  Employee contributions                           35,008          69,293         -             107,036
  Employer contributions                          107,980         149,676         -               -
  Employee loans                                  215,370         501,733      140,417          722,375
  Due from (to) other investment funds           (155,657)        307,045         -            (151,388)
  Due from American Fructose Corporation
    Capital Accumulation Plan                     106,391         207,220       20,933          178,050
                                                  309,092       1,234,967      161,350          856,073
          Total assets                          5,021,163       9,018,829      721,705        7,427,457

       LIABILITIES:

Distributions payable to participants              44,321          48,947       20,298          106,171
          Total liabilities                        44,321          48,947       20,298          106,171

Net assets available for plan benefits         $4,976,842      $8,969,882     $701,407       $7,321,286

    The following summarizes the changes in net assets for the individual investment funds for the years ended December 31, 1993, 1992, and 1991:

                                            American Maize-
                                            Products Company  Diversified     Long-Term        Short-Term
December 31, 1993                              Stock Fund     Equity Fund  Investment Fund   Investment Fund

Additions to net assets attributed to:
  Investment income:
    Dividends                                 $   165,802    $   669,500     $ 60,171        $  416,857
    Interest                                       30,409         45,314            6            70,217
    Net appreciation (depreciation)
      in fair value of investments             (1,719,522)     1,406,737       17,299             -

          Net investment (loss) income         (1,523,311)     2,121,551       77,476           487,074

  Contributions:
    Employee                                      493,097        958,835          567         1,237,424
    Employer:
      Cash                                            -          983,651         -                2,356
      American Maize-Products Company
        Class A common stock                      467,054           -            -                 -
      Rollover contributions                       29,056          6,990         -               20,107
      Transfer of employee loans from
        American Fructose Corporation
        Capital Accumulation Plan                  78,635         69,384       29,239           155,168
      Transfer of investments from American
        Fructose Corporation Capital
        Accumulation Plan                         478,362        677,465       67,887           560,189

                                                1,546,204      2,696,325       97,693         1,975,244

          Net additions                            22,893      4,817,876      175,169         2,462,318

Transfers                                         650,468       (249,233)      (1,055)         (400,180)

Deductions from net assets attributed to:
  Distributions to participants                   429,755        844,305      176,853           794,884

          Total deductions                        429,755        844,305      176,853           794,884

          Change in net assets during the period  243,606      3,724,338       (2,739)        1,267,254

Net assets available for plan benefits:
  Beginning of year                             4,976,842      8,969,882      701,407         7,321,286
  Cumulative effect of change in
    accounting principle                           44,321         48,947       20,298           106,171

  Beginning of year, adjusted                   5,021,163      9,018,829      721,705         7,427,457

  End of year                                  $5,264,769    $12,743,167     $718,966        $8,694,711

                                            American Maize-
                                            Products Company  Diversified     Long-Term        Short-Term
December 31, 1992                              Stock Fund     Equity Fund  Investment Fund   Investment Fund

Additions to net assets attributed to:
  Investment income:
    Dividends                                  $  122,693    $   348,784      $ 48,135        $    -
    Interest                                       19,591         36,634          -              459,471
    Net appreciation (depreciation)
      in fair value of investments                190,307        322,272        (7,608)             -
          Net investment income                   332,591        707,690        40,527           459,471
  Contributions:
    Employee                                      395,398        759,605          -            1,214,784
    Employer:
      Cash                                          -            873,871          -                -
      American Maize-Products Company
        Class A common stock                      409,939         -               -                -
      Rollover contributions                       20,927         39,423          -               54,258
                                                  826,264      1,672,899          -            1,269,042
          Net additions                         1,158,855      2,380,589        40,527         1,728,513
Transfers                                         (54,175)       290,585        (1,654)         (234,756)
Deductions from net assets attributed to:
  Distributions to participants                   200,207        312,424        38,126           402,081
          Total deductions                        200,207        312,424        38,126           402,081
          Change in net assets during the period  904,473      2,358,750           747         1,091,676

assets available for plan benefits:
  Beginning of year                             4,072,369      6,611,132       700,660         6,229,610

  End of year                                  $4,976,842    $ 8,969,882      $701,407        $7,321,286

                                            American Maize-
                                            Products Company  Diversified     Long-Term        Short-Term
December 31, 1991                             Stock Fund      Equity Fund  Investment Fund   Investment Fund

Additions to net assets attributed to:
  Investment income:
    Dividends                                  $  119,932     $  287,374    $   70,694      $    -
    Interest                                       18,162         26,099         -            416,737
    Net appreciation (depreciation)
      in fair value of investments                257,486      1,075,290        46,895           -
          Net investment income                   395,580      1,388,763       117,589        416,737
  Contributions:
    Employee                                      378,498        593,853         -          1,164,147
    Employer:
      Cash                                          -            805,699         -                -
      American Maize-Products Company Class A
        common stock                              378,258          -             -                -
      Rollover contributions                        -              -             -              2,687
  Other receipts                                   55,123         86,487         -            169,543
                                                  811,879      1,486,039         -          1,336,377
          Net additions                         1,207,459      2,874,802       117,589      1,753,114
Transfers                                        (246,382)      (477,683)     (669,439)     1,393,504
Deductions from net assets attributed to:
  Distributions to participants                   564,803        927,608       203,387        607,798
  Other distributions                              46,451        111,089        12,949         61,803
          Total deductions                        611,254      1,038,697       216,336        669,601
          Change in net assets during the period  349,823      1,358,422      (768,186)     2,477,017
Net assets available for plan benefits:
  Beginning of year                             3,722,546      5,252,710     1,468,846      3,752,593

  End of year                                  $4,072,369     $6,611,132    $  700,660     $6,229,610

                        AMERICAN MAIZE-PRODUCTS COMPANY
                           CAPITAL ACCUMULATION PLAN

        "ITEM 27(a) - SCHEDULE of ASSETS HELD for INVESTMENT PURPOSES"

                            as of December 31, 1993
                                    _______




        Name of Issuer and                     Number                   Market
        Title of Each Issue                  of Shares     Cost         Value

American Maize-Products Company Stock Fund:
  American Maize-Products Company
    Class A common stock                      306,667  $ 5,701,323   $ 4,791,675

Diversified Equity Fund:
  Merrill Lynch Basic Value Fund Class A      489,496    9,803,564    11,439,520

Long-Term Investment Fund:
  Merrill Lynch Corp. Bond Fund Inc.
    High Quality Class A                       44,396      495,464       531,425

Short-Term Investment Fund:
  Merrill Lynch Retirement
    Preservation Trust                      7,568,203    7,568,203     7,568,203
  Merrill Lynch CMA Money Fund                 57,249       57,249        57,249

Employee loans                                           2,322,932     2,322,932

                                                       $25,948,735   $26,711,004

                           AMERICAN MAIZE-PRODUCTS COMPANY
                              CAPITAL ACCUMULATION PLAN

                "ITEM 27(d) - SCHEDULE of REPORTABLE TRANSACTIONS" -
                  TRANSACTIONS or SERIES of TRANSACTIONS in EXCESS
                      of 5% of the CURRENT VALUE of PLAN ASSETS

                        for the year ended December 31, 1993
                                       _______




                                                                             Net
                                                                          Realized
         Description               Purchases     Sales    Assets Sold   Gain (Loss)

American Maize-Products Company
  Class A common stock            $1,478,048  $  566,953  $  607,530   ($ 40,577)

Merrill Lynch Basic Value
  Fund Class A                     2,929,340   1,565,104   1,330,910     234,194

Merrill Lynch Retirement
  Preservation Trust               2,000,692   1,698,162   1,698,162         -

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement on Form S-8 (No. 2-90927) of our report dated April 15, 1994 on our audits of the financial statements of the American Maize-Products Company Capital Accumulation Plan as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which report is included in the Annual Report on Form 11-K.



                                 Coopers & Lybrand



Stamford, Connecticut
June 29, 1994